Exhibit 10.31

EXECUTIVE EMPLOYMENT AGREEMENT

This Agreement is made as of July 20, 2004 (the “Effective Date”) between CNS, Inc. a Delaware corporation (“CNS”) and  Marti Morfitt (“Employee”).

WHEREAS, CNS considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of CNS and its shareholders; and

WHEREAS, Employee has made and is expected to continue to make, due to Employee’s experience and knowledge, a significant contribution to the profitability, growth and financial strength of CNS; and

WHEREAS, CNS, as a publicly held corporation, recognizes that the possibility of a change in control may exist and that such possibility and the uncertainty and questions which it may raise among management may result in the departure of Employee or distraction to the performance of Employee’s duties to the detriment of CNS and its shareholders; and

WHEREAS, Employee is willing to continue Employee’s employment with CNS upon the understanding that CNS will provide income security if Employee’s employment is terminated under certain terms and conditions;

WHEREAS, it is in the best interests of CNS and its stockholders to employ Employee and to reinforce and encourage Employee’s continued attention and dedication to Employee’s assigned duties without distraction and to ensure Employee’s continued availability to CNS in the event of a Change in Control; and

WHEREAS, it is further in CNS’s best interests to receive certain assurances from Employee regarding CNS’s confidentiality, competition and other proprietary business concerns;

THEREFORE, in consideration of the foregoing and of this agreement, certain change in control protection, continued employment and other benefits hereunder, as well as other mutual covenants and obligations hereinafter set forth, CNS and Employee agree as follows:

1.

Employment.  CNS agrees to continue to employ Employee as its President and Chief Executive Officer (CEO) under the terms, conditions and benefits set forth herein and Employee accepts continued employment with CNS on said terms, conditions and benefits.

2.

Term.  The term of Employee’s employment shall continue until terminated pursuant to paragraph 6, 7, or 8 herein.

3.

Duties.  In Employee’s position as President and CEO, Employee will continue to faithfully and diligently perform such executive management responsibilities as may be assigned to Employee from time to time by the Board of Directors of CNS (the “Board”); devote Employee’s full time, energy and skill to CNS’s business, as is reasonably necessary to execute fully Employee’s duties hereunder, except for vacations, absences made necessary because of illness, and service on other corporate, civic, or charitable boards or committees not significantly interfering with Employee’s duties hereunder; and promote CNS’s best interests.  The principal place of employment and the location of Employee’s principal office and normal place of work shall be in the Minneapolis, Minnesota metropolitan area.  Employee will be expected to travel to other locations, as necessary, in the performance of Employee’s duties during the term of this Agreement.  Employee shall notify the Chair of the Governance Committee of the Board of Directors of any other paid position which Employee is considering accepting, including but not limited to a board of directors position, a position as an employee or an independent consultant, or any position, whether or not for pay, which could constitute a conflict of interest with CNS.  The Employee agrees not to accept any such position without such Chair’s prior approval.

4.

Compensation.  For all services rendered by Employee, CNS shall pay Employee the annualized base salary (“Annual Base Salary”) described in Exhibit A, payable at such times as salaried employees of CNS are customarily paid.  The Board shall, from time to time during Employee’s employment, review Employee’s Annual Base Salary in connection with possible increases, giving consideration to inflation factors, performance of Employee and CNS, salaries paid for positions of similar responsibility for other companies, and other relevant factors, and shall provide for such increases when deemed appropriate.  Employee shall in addition be eligible to participate in the annual management incentive bonus program, as approved by the Board of Directors, the initial amount, as a percentage of Annual Base Salary, is described in Exhibit A.

5.

Benefits.  Employee shall be entitled to Paid Time Off consistent with CNS policy and such insurance, 401(k) program and other benefits available to all salaried employees of CNS, subject to any limitations on such benefits to officers, directors or highly paid employees in order that such benefit programs qualify under federal or state law for favored tax or other treatment.  Such benefit programs may be changed from time to time by the Board.  Employee shall also be entitled to reimbursement of Employee’s reasonable and necessary expenses incurred in connection with the performance of Employee’s duties hereunder.

6.

Resignation by Employee.  Employee may resign Employee’s employment with CNS effective upon 30 days’ advance written notice to the Chair of the Governance Committee of the Board of Directors.  If Employee resigns under this paragraph, the Board retains the right to terminate Employee’s employment, effective upon written notice to Employee, at any time during the 30-day notice period, provided, however, that Annual Base Salary and the employer portion of Employee’s health insurance premiums will continue to be paid by CNS for the duration of the 30-day notice period.  In connection with Employee’s termination, Employee will receive any accrued unused Paid Time Off to which Employee is entitled.

7.

Termination of Employment.  Employee’s employment with CNS may be terminated in any of the following ways:

a.

CNS may, by written notice to Employee, terminate Employee’s employment without Good Cause (as defined in paragraph 7.b.), in which event CNS shall:

i.

pay Employee her Annual Base Salary up to the date of termination;

ii.

pay Employee the Target Bonus in effect for the bonus period in which Employee’s Date of Termination (as defined in paragraph 8.d.) occurs multiplied by a fraction, the numerator of which is the number of days worked by Employee in the bonus period to the Date of Termination, and the denominator of which is the number of days in the bonus period, less any amount of the Target Bonus that has been paid.  For purposes of this Agreement, “Target Bonus” shall mean the amount payable in cash under all annual incentive compensation plans of CNS in which Employee participates, waiving any condition precedent to the payment to Employee and assuming that the performance goals for the period were achieved at the 100% level;

iii.

pay the Employee Salary Continuation for two (2) years from Employee’s termination date.  For purposes of this Agreement, “Salary Continuation” shall mean a total payment by CNS of two times (2X) the Employee’s Annual Base Salary as of Employee’s Date of Termination, the total amount to be payable to Employee over the two (2) year period on the same schedule and in the same amount as the payment of Annual Base Salary prior to termination of Employee’s employment, until such time as the full Salary Continuation obligation shall be discharged, as provided in this paragraph 7.a.;

iv.

continue to pay the employer’s portion of the premium cost for any group health, dental and life insurance benefit during the Salary Continuation period or the applicable continuation period required by law, whichever is shorter, provided, however, that Employee shall be responsible to pay the employee’s portion of cost of any such benefits and the continuation period required under applicable law will not be extended as a result of CNS’s payment provided for in this clause;

v.

pay to Employee any accrued unused Paid Time Off to which Employee is entitled; and

vi.

provide qualified out-placement services to Employee through an entity selected by CNS for a period of up to six months, at the sole cost of CNS.

As a condition of receiving the Salary Continuation and other benefits provided in this paragraph 7.a., Employee shall be required to sign a standard release agreement in the form of Exhibit B with CNS in which Employee agrees to release any and all claims and causes of action which Employee might have against CNS and its releasees, in which Employee affirms and acknowledges Employee’s obligations under paragraphs 9, 10, 11 and 12 of this Agreement, and which includes an obligation not to speak negatively about or harm CNS, confidentiality with regard to the termination process and cooperation with the transition of responsibilities.  Payments under paragraph 7.a. shall begin after all rescission periods provided in the standard release agreement have run or have been waived.

b.

CNS, by written notice to Employee, may terminate Employee’s employment for Good Cause, as defined below.  In the event of termination under this paragraph 7.b., CNS shall continue to pay Employee’s Annual Base Salary up to the Date of Termination.  For purposes of this Agreement, “Good Cause” shall mean one or more of the following:

i.

willful and premeditated failure or refusal of Employee to render services to CNS in accordance with Employee’s obligations under paragraph 3;

ii.

the commission by Employee of a willful breach of fiduciary duty to CNS or an intentional and knowing fraud against CNS or any customer, supplier, client, agent or employee thereof;

iii.

the engaging by Employee in intentional or willful misconduct that violates a material provision of any written policy, code of conduct or directive of the Board or that could result in an enforcement action or sanctions against the Company or Employee by any state or federal agency or department or any foreign government or agency having jurisdiction over the Company or Employee (it being understood that mere negligence in performance of duties is not Good Cause under this Agreement);

iv.

the breach by Employee of any provision of this Agreement;

v.

the commission of a felony by Employee; or

vi.

prior to a Change in Control, Employee’s unsatisfactory performance after specific notice by CNS of Employee’s performance deficiencies, description of expectations and a 60-day opportunity to cure.

c.

CNS, by written notice to Employee, may terminate Employee’s employment under this Agreement if Employee becomes physically or mentally disabled (as determined under the Americans with Disabilities Act) during the term so that Employee has not been able to substantially perform, for a period of 120 consecutive days, with reasonable accommodation, the usual duties assigned to Employee hereunder (“Disability”).  Upon such determination by CNS of Employee’s Disability, CNS shall pay to Employee the benefits provided in subparagraphs i, ii, iii, iv and v of paragraph 7.a.  As a condition of receiving such benefits, Employee or Employee’s authorized representative shall be required to sign a standard release agreement with CNS in the form of Exhibit B.  The payments provided in this paragraph 7.c. shall not limit or prohibit Employee’s right to receive payments or other benefits under any disability plan at such time as those payments or benefits would become payable according to the terms of the disability plan(s).

d.

This Agreement shall terminate upon the Employee’s death during its term, except that CNS shall pay to the legal representative of Employee’s estate Employee’s Annual Base Salary due Employee up to the date of Employee’s death.

e.

Employee, by written notice to the Chair of the Governance Committee of the Board of Directors, may terminate Employee’s employment for Good Reason, as defined below.  In the event of termination under this paragraph 7.e., CNS shall pay to Employee the benefits provided in subparagraphs i, ii, iii, iv, v and vi of paragraph 7.a.  As a condition of receiving such benefits, Employee shall be required to sign a standard release agreement with CNS in the form of Exhibit B.  Payments required under this paragraph 7.e. shall begin after all rescission periods provided in the standard release agreement have run or have been waived. For purposes of this paragraph 7.e., Good Reason shall have the meaning given such term in subparagraph 8.b.i. except that Employee shall provide written notice to the Chair of the Governance Committee of the Board of Directors of any event which Employee deems to constitute Good Reason and CNS shall have a 60-day opportunity to cure and, with respect to items (C) or (D) of the definitions of Good Reason, and reduction in pay or benefits shall not be Good Reason if such reductions applies generally to all executives.

8.

Termination Following a Change in Control.

a.

For purposes of this Agreement, “Change in Control” shall mean the occurrence of one of the following events:

i.

Acquisition of 25% of Stock of CNS.  Any “person” [as such term is used in Section 13(d) and 4(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)], is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities representing 25% or more of the combined voting power of CNS’s then outstanding securities, but shall not include CNS, any direct or indirect subsidiary of CNS or any employee benefit plan of CNS or of any subsidiary of CNS or any entity holding shares of common stock of the Company organized, appointed or established for, or pursuant to the terms of, any such plan;

ii.

Change in Board of Directors.  During any period of two consecutive years (not including any period ending prior to the effective date of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of CNS, and any new director [other than a director designated by a person who has entered into agreement with CNS to effect a transaction permitted by Section 8.a.i., 8.a.ii. or 8.a.iv.] whose election by the Board of Directors of CNS or nomination for election by CNS’s stockholders was approved by vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (“Continuing Directors”), cease for any reason to constitute at least a majority of the Board of Directors of CNS;

iii.

Merger or Consolidation.  Consummation of a merger or consolidation of CNS with any other corporation, other than (A) a merger or consolidation (1) which would result in the voting securities of CNS outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the merged or consolidated entity) 50% or more of the combined voting power of the voting securities of CNS or such merged or consolidated entity outstanding immediately after such merger or consolidation and (2) after which at least a majority of the members of the board of directors of the resulting entity were Continuing Directors at the time of the action of the Board of Directors of CNS approving the merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of CNS or similar transaction in which no person (as defined in subparagraph 8.a.i.) acquires more than 25% of the combined voting power of CNS’s then outstanding securities;

iv.

Liquidation or Sale of Assets.  Consummation of (A) a plan of complete liquidation or (B) a sale or disposition by CNS of all or substantially all of CNS’s assets.  “The sale or disposition by CNS of all or substantially all of CNS’s assets” shall mean a sale or other disposition transaction or series of related transactions involving assets of CNS or of any direct or indirect subsidiary of CNS (including the stock of any direct or indirect subsidiary of CNS) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board of Directors of CNS determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than 75% of the fair market value of CNS.  For purposes of the preceding sentence, the “fair market value of CNS” shall be the aggregate market value of CNS’s outstanding common stock (on a fully diluted basis) plus the aggregate market value of CNS’s other outstanding equity securities.  The aggregate market value of CNS’s common stock shall be determined by multiplying the number of shares of CNS common stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement (“Transaction Date”) with respect to the sale or disposition by CNS of all or substantially all of CNS’s assets by the average closing price for CNS’s common stock for the ten trading days immediately preceding the Transaction Date.  The aggregate market value of any other equity securities of CNS shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of CNS’s common stock or by such other method as the Board of Directors of CNS shall determine is appropriate; and Employee agrees that, subject to the terms and conditions of this Agreement, in the event of a Change in Control of CNS occurring after the date hereof, Employee will remain in the employ of CNS for a period of 30 days from the occurrence of such Change in Control.

b.

Applicability.  In the event of a Change in Control, the terms of this paragraph 8.b shall be effective for a period of 24 months following the Change in Control.  At the expiration of such 24-month period, this Agreement in its entirety shall be terminated and be of no further effect.  If the parties do not enter into a new agreement defining Employee’s relationship with CNS on or prior to the expiration of such 24-month period, CNS shall pay Employee Salary Continuation for two (2) years from the date which is 24 months following the Change in Control.  For purposes of this paragraph 8.b., “Salary Continuation” shall mean a total payment by CNS of two times (2X) the Employee’s Annual Base Salary as of the date which is 24 months following the Change in Control, the total amount to be payable to Employee over the two (2) year period on the same schedule and the same amount as the payment of Annual Base Salary prior to the expiration of the 24 month period following the Change in Control, until such time as the full Salary Continuation obligation shall be discharged, as provided in this paragraph 8.b.  If the parties do not enter into a new agreement on or prior to the expiration of such 24-month period, CNS shall also continue to pay the employer’s portion of the premium costs for any group health, dental, and life insurance benefits during the Salary Continuation period of this paragraph 8.b., or the applicable continuation period required by law, whichever is shorter, provided however, that the Employee shall be responsible to pay the employee portion of cost of any such benefits and the continuation period required under applicable law will not be extended as a result of CNS’s payment provided for in this paragraph 8.b.  As a condition to receiving such benefits, Employee shall be required to sign a standard release agreement with CNS in the form of Exhibit B.  Payments required under this paragraph 8.b shall begin after all rescission periods provided in the standard release agreement have run or have been waived.  Employee shall be entitled to receive the benefits set forth in paragraph 8.f if, within 24 months of such Change in Control, Employee’s employment is terminated by CNS or its successor without Good Cause (as defined in paragraph 7.a above), or as a result of Employee’s Disability (as determined by CNS) or by Employee for Good Reason (as defined in subparagraph 8.b.i. below).

i.

Termination for Good Reason shall be effective immediately upon written notice from the Employee to the Chair of the Governance Committee of the Board of Directors.  For purposes of this Agreement, “Good Reason” shall exist if: (A) CNS has materially breached any of the terms of this Agreement; (B) Employee is assigned duties which are materially inconsistent with Employee’s position, duties, responsibilities and status as President and CEO; (C) Employee’s Annual Base Salary, or Target Bonus (as defined below), or the face value of annual equity grants, is reduced below the amount in effect immediately prior to the Change in

Control; (D) the aggregate monetary value of Employee’s participation in, or payment or benefit under all benefit plans, arrangements and perquisites, is materially reduced from the aggregate monetary value of those plans, arrangements or perquisites that were in effect immediately prior to the Change in Control; or (E) relocation of CNS would require Employee to relocate Employee’s principal residence outside reasonable commuting distance of the Twin Cities Metropolitan area.

ii.

Termination without Good Cause shall be effective upon 30 days’ advance notice by CNS to the Employee.  For purposes of this paragraph 8, Good Cause shall be defined as in paragraph 7.b.

c.

Notice of Termination.  Any purported termination of employment under this paragraph 8 and also under paragraphs 6 and 7 shall be communicated by written Notice of Termination to the other party hereto in accordance with paragraph 22 hereunder.  For purposes of this Agreement, a “Notice of Termination” shall mean a notice that indicates the specific termination provision in this Agreement relied upon and which sets forth the facts and circumstances claimed to provide a basis for termination of Employee’s employment.

d.

Date of Termination.  For purposes of this paragraph 8 and also paragraphs 6 and 7 of this Agreement, “Date of Termination” shall mean:

i.

if Employee’s employment is terminated for Disability, as defined in paragraph 7.c. hereunder, 30 days after Notice of Termination is given (provided that Employee shall not have returned to the full-time performance of Employee’s duties during such 30 day period); and

ii.

if Employee’s employment is terminated pursuant to a provision contained in paragraph 6, 7 or 8 herein or for any other reason (other than Disability), the date specified in the Notice of Termination, consistent with the provisions in said paragraphs.

e.

Dispute of Termination.  If, within ten days after any Notice of Termination is given under this paragraph 8, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, or as provided in paragraph 16, (which is not appealable or the time for appeal therefrom having expired and no appeal having been perfected); provided, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.  Notwithstanding the pendency of any such dispute, CNS shall continue to pay Employee full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Annual Base Salary) and continue Employee as a participant in all compensation, benefit and insurance plans in which Employee was participating when the notice giving rise to the dispute was given, to the extent permissible under the terms of the applicable group plans and state and federal law, until the dispute is finally resolved in accordance with this subparagraph.  Amounts paid under this subsection are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts under this Agreement.

f.

Compensation Upon Termination.  Following a Change in Control, as defined in paragraph 8.a. above, to the extent provided in paragraph 8.b. above, and subject to the limitation under paragraph 8.j., CNS shall pay or provide Employee the following benefits in lieu of any benefits which would otherwise be available to Employee upon termination under paragraphs 6 or 7 hereunder:

i.

pay Employee through the Date of Termination Employee’s Annual Base Salary at the rate in effect at the time the Notice of Termination is given.

ii.

pay Employee the Target Bonus in effect for the bonus period in which Employee’s Date of Termination occurs multiplied by a fraction, the numerator of which is the number of days worked by Employee in the bonus period prior to the Date of Termination, and the denominator of which is the number of days in the bonus period, less any amount of the Target Bonus that has been paid;

iii.

pay Employee a severance payment payable in cash in a single sum within 60 days of the Date of Termination, equal to 300% of the sum of the Annual Base Salary and the Target Bonus in effect as of the Date of Termination (without regard to any reduction in the Annual Base Salary or Target Bonus that is in breach of this Agreement); provided in the event such termination results from Employee’s Disability, such payment shall not limit or prohibit Employee’s right to receive payments or other benefits under any disability plan at such time as those payments or benefits would become payable according to the terms of the disability plan(s);

iv.

continue to pay the employer’s portion of the premium cost for any group health, dental and life insurance benefit during the applicable continuation period required by law, provided, however, that Employee shall be responsible to pay the employee’s portion of cost of any such benefits and the continuation period required under applicable law will not be extended as a result of CNS’s payment provided for in this clause;

v.

pay to Employee all legal fees and expenses incurred by Employee as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this paragraph), provided Employee is the prevailing party on substantially all of the contested issues;

vi.

pay to Employee all benefits payable to Employee under the CNS, Inc. Profit Sharing Plan and Trust or any successor of such Plan and Trust and any other plan or agreement relating to retirement benefits, and, in addition, if Employee is not fully vested in Employee’s account balance under such Plan, a single lump sum payment in cash from CNS representing the nonvested portion of Employee’s account, which shall be in addition to, and not reduced by, any other amounts payable to Employee under this paragraph 8.f.; and

vii.

provide qualified out-placement services to Employee through an entity selected by CNS for a period of up to six months, at the sole cost of CNS.

g.

Employee shall not be required to mitigate the amount of any payment provided for in paragraph 8.b or 8.f. by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in paragraph 8.b. or 8.f. be reduced by any compensation earned by Employee as the result of employment by another employer or by retirement benefits after the Date of Termination, or otherwise except as specifically provided in paragraph 8.f.

h.

In order to assure the performance of CNS or its successor of its obligations under this paragraph, CNS may deposit in trust an amount equal to the maximum payment that will be due Employee under the terms hereof.  Under a written trust instrument, the Trustee shall be instructed to pay to Employee (or Employee’s legal representative, as the case may be) the amount to which Employee shall be entitled under the terms hereof, and the balance, if any, of the trust not so paid or reserved for payment shall be repaid to CNS.  If CNS deposits funds in trust, payment shall be made no later than the occurrence of a Change in Control.  If and to the extent there are not amounts in trust sufficient to pay Employee under this Agreement, CNS shall remain liable for any and all payments due to Employee.  In accordance with the terms of such trust, at all times during the term of this Agreement, Employee shall have no rights, other than as an unsecured general creditor of CNS, to any amounts held in trust and all trust assets shall be general assets of CNS and subject to the claims of creditors of CNS.  Failure of CNS to establish or fully fund such trust shall not be deemed a revocation or termination of this Agreement by CNS.

i.

As a condition of receiving the Severance Payment and other benefits provided in paragraph 8.f., Employee shall be required to sign a standard release agreement in the form of Exhibit B with CNS in which Employee agrees to release any and all claims and causes of action which Employee might have against CNS and its releasees, in which Employee affirms and acknowledges Employee’s obligations under paragraphs 9, 10, 11 and 12 of this Agreement, and includes an obligation not to speak negatively about or harm CNS, confidentiality with regard to the termination process and cooperation with the transition of responsibilities.  Payments under paragraph 8.f. shall begin after all rescission periods provided in the standard release agreement have run or have been waived.

j.

Immediately prior to a Change in Control, Employee shall vest in all stock options which have been granted to Employee and Employee shall be entitled to exercise all rights to receive all benefits accruing to Employee under any and all CNS stock purchase and stock option plans and programs.  Approval of this Agreement by the Compensation Committee shall be deemed approval of the vesting of options as provided in the immediately preceding sentence for all purposes under CNS stock purchase and stock option plans and programs.  In the event that the vesting of the options, together with all other payments and the value of any benefit received or to be received by Employee would result in all or a portion of such payment being subject to excise tax under Section 4999 of the Code, then Employee’s payment shall be either (A) the full payment or (B) such lesser amount that would result in no portion of the payment being subject to excise tax under Section 4999 of the Code (the "Excise Tax"), whichever of the foregoing amounts, taking into account the applicable Federal, state, and local employment taxes, income taxes, and the Excise Tax, results in the receipt by Employee, on an after-tax basis, of the greatest amount of the payment notwithstanding that all or some portion of the payment may be taxable under 4999 of the Code. All determinations required to be made under this paragraph 8.j. be made by a nationally recognized accounting firm which is CNS's outside auditor immediately prior to the event triggering the payments that are subject to the Excise Tax, which firm must be reasonably acceptable to Employee (the "Accounting Firm"). CNS shall cause the Accounting Firm to provide detailed supporting calculations of its determinations to CNS and Employee.  Notice must be given to the Accounting Firm within fifteen (15) business days after an event entitling Employee to a payment under this paragraph 8. All fees and expenses of the Accounting Firm shall be borne solely by CNS. The Accounting Firm's determinations must be made with substantial authority (within the meaning of Section 6662 of the Code).

9.

Confidential Information.  All knowledge and information not already available to the public which Employee may acquire or has acquired with respect to product development, improvements, modifications, discoveries, designs, methods, systems, computer software, programs, codes and documentation, research, designs, formulas, instructions, methods, inventions, trade secrets, services or other private or confidential matters of CNS (such as those concerning sales, costs, profits, organizations, customer lists, pricing methods, etc.), or of any third party which CNS is obligated to keep confidential, shall be regarded by Employee as strictly confidential and shall not be used by Employee directly or indirectly or disclosed to any persons, corporations or firms. All of the foregoing knowledge and information are collectively termed “Confidential Information” herein.  Employee’s obligations under this paragraph will not apply to any information which (a) is or becomes known to the general public under circumstances involving no breach by Employee of the terms of this paragraph, (b) is generally disclosed to third parties by CNS as a continuing practice without restriction on such third parties, (c) is approved for release by written authorization of CNS’s Board, or (d) Employee is obligated by law to disclose.

10.

Disclosure and Transfer of Product Developments, etc.

a.

Employee will make full and prompt disclosure to CNS or all product developments, improvements, modifications, discoveries, computer software, programs, codes and documentation, research, designs, formulas, configurations, instructions, methods and inventions (all of which are collectively termed “Developments” herein), whether patentable or not, made, discovered, conceived or first reduced to practice by Employee or under Employee’s direction during Employee’s employment, alone or with others, whether or not made or conceived during normal working hours or on the premises of CNS which relate in any material way to the business or to research or development work of CNS.  Employee confirms by Employee’s acceptance of this Agreement that CNS owns and shall own all of the Developments.

b.

Employee also agrees on behalf of himself and Employee’s heirs and legal representatives that Employee will promptly communicate, disclose and transfer to CNS, free of encumbrances and restrictions, all of Employee’s right, title and interest in the Developments covered by paragraph 10.a. and any patents or patent applications covering such Developments and to execute and deliver such assignments, patents and applications, and any other documents as CNS may direct, and to cooperate fully with CNS to enable it to secure any patents or otherwise protect such Developments in any and all countries.  Employee shall assign to CNS any and all copyrights and reproduction rights to all material prepared by Employee in connection with Employee’s employment.

c.

Notwithstanding paragraphs 10.a. and b., however, this paragraph 10 shall not apply to Developments for which no equipment, supplies, facility or trade secret information of CNS was used and which was developed entirely on the Employee’s own time, and (A) which do not relate (1) directly to the business of CNS or (2) to CNS’s actual or demonstrably anticipated research or development, or (B) which does not result from any work performed by Employee for CNS.

This will confirm that Employee’s obligations to CNS under paragraphs 9, 10 11 and 12 will continue after the termination of Employee’s employment.

11.

Non-competition.  During the term of Employee’s employment by CNS and for twelve (12) months thereafter, Employee shall not directly or indirectly engage in, enter into or participate in the business of CNS or in any business or commercial activity which does or is reasonably likely to compete with or adversely affect the Business (as defined below) or products of CNS, either as an individual for Employee’s own account, as a partner or a joint venturer, or as an officer, director, consultant or holder of more than five percent (5%) of the entity interest in, any other person, firm, partnership or corporation, or an employee, agent or salesman for any person.  In addition, during such period Employee shall not:  avail himself of any advantages or acquaintances Employee has made with any person who has, within the twelve (12) month period ended on the Employee’s Date of Termination, been a customer of CNS or its affiliates, and which would, directly or indirectly, materially divert business from or materially and adversely affect the Business of CNS; interfere with the contractual relations between CNS and any of its employees.  For purposes of this Agreement, the “Business of CNS” or “Business” means and includes the business of the manufacture, production, sale, marketing and distribution of the Breathe Right strip and any other products currently offered or currently under development by CNS or offered or currently under development by CNS during one (l) year prior to the Employee’s Date of Termination.

Employee acknowledges that CNS directly, or indirectly through its affiliates, currently is engaged in business on a worldwide basis.  Consequently, Employee agrees that the obligations under this Section 11 shall apply in any market, foreign or domestic, in which (a) CNS or, as applicable, a CNS affiliate(s), operates during the one (1) year period prior to the Employee’s Date of Termination, and (b) CNS or, as applicable, a CNS affiliate(s), has plans to enter on the Employee’s Date of Termination.

12.

Non-Solicitation.  During the term of Employee’s employment by CNS and for twelve (12) months thereafter, Employee shall not directly or indirectly solicit any current or prospective CNS customer, broker, vendor or distributor for the purpose of providing products or services for or on behalf of said customer, broker, vendor or distributor which are competitive with the products or services being provided by CNS, which are in the development stages of being competitive with the products or services being provided by CNS, or which would in any way cause said customer, broker, vendor or distributor to discontinue or reduce its business relationship with CNS.  Current CNS customers, brokers, vendors or distributors include those customer, brokers, vendors or distributors with whom CNS has had a business relationship at any time within one (1) year immediately preceding Employee’s Date of Termination.  Prospective CNS customers, brokers, vendors and distributors include those with whom (a) a CNS representative has been in direct personal contact and (b) CNS has a reasonable opportunity of entering into a business relationship within six (6) months following Employee’s Date of Termination.  Employee also agrees that during Employee’s employment and in the one (1) year period following Employee’s employment, Employee will not directly or indirectly solicit any CNS employees to terminate his or her employment with CNS.  This Employee non-solicitation obligation applies to employees of CNS during Employee’s employment and as of Employee’s Date of Termination.

13.

Remedies.  Employee acknowledges that the restrictions set forth in paragraphs 9, 10, 11 and 12 hereof are reasonably necessary to protect legitimate business interests of CNS.  It is understood that if Employee violates Employee’s obligations under any of these paragraphs, CNS would suffer irreparable harm for which a recovery of money damages would be an incomplete and inadequate remedy.  It is therefore agreed that CNS, in addition to any remedies at law, shall be entitled, as a matter of right, in any court of competent jurisdiction, to a mandatory injunction restraining Employee pending litigation, as well as upon final determination thereof, from violating this Agreement.  In addition, CNS will discontinue payment to Employee of any Severance Payment or Salary Continuation, benefits or bonus which Employee may be entitled to receive or is receiving under paragraphs 6, 7 or 8 hereunder or otherwise, in the event of Employee’s violation of any of Employee’s obligations under this Agreement.  In the event of cessation of payments and benefits, Employee’s release of Employee’s claims against

CNS shall remain valid and fully enforceable in consideration of the benefits that Employee received prior to said breach.

14.

Severability.  The parties intend that the covenants and agreements contained herein shall be deemed to be a series of separate covenants and agreements, one for each and every state of the United States and political subdivision outside the United States where the business described is conducted.  If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in such action, then such unenforceable covenants shall be deemed eliminated from the provisions of this Agreement for the purpose of such proceeding to the extent necessary to permit the remaining covenants to be enforced in such proceeding.  Further, in the event that any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.

15.

Cooperation.  For a reasonable period after termination of employment, Employee agrees to be available to, cooperate with and assist CNS as it may reasonably request in connection with any litigation or other legal proceeding, claims or potential claims or any internal or governmental investigation with respect to matters about which Employee has or may have knowledge as a result of Employee’s employment with CNS. Employee also agrees to promptly inform CNS if Employee is asked to assist in any investigation of CNS (or its actions) that may relate to services performed by Employee for CNS, regardless of whether a lawsuit has then been filed against CNS with respect to such investigation. In the event CNS requests Employee’s assistance in any litigation or regulatory matter after Employee’s employment termination, CNS will pay or reimburse Employee for any out-of-pocket costs and for any time Employee spends on such matter as requested by CNS, at a daily rate based on Employee’s Annual Base Salary at the time of termination.

16.

Dispute Resolution Procedure.

a.

CNS and Employee desire to establish a reasonable and confidential means of resolving any dispute, question or interpretation arising out of or relating to:

i.

this Agreement or the alleged breach or threatened breach of it;

ii.

the making of this Agreement, including claims of fraud in the inducement;

iii.

Employee’s employment by CNS pursuant to this Agreement, including claims of wrongful termination or discrimination; or

iv.

any activities by Employee following the cessation of employment with CNS (each such dispute to be referred to herein as a “Dispute”).

b.

In furtherance of the parties’ mutual desire, CNS and Employee agree that if either party believes a Dispute exists, that party shall provide the other with written notice of the claimed Dispute.  Upon receipt of that written notice, except as provided in paragraph 13, the following procedure shall be the exclusive means of fully and finally resolving the Dispute.  First, within ten (10) days of the other party receiving that notice, Employee and appropriate representatives of CNS and/or Board will meet to attempt to resolve amicably the Dispute.  Second, if a mutually agreeable resolution is not reached within ten (10) days following the parties’ first meeting, the parties will engage in mediation with a neutral mediator mutually agreeable to the parties, said mediation to be held within thirty (30) days of the final meeting between Employee and representatives of CNS and/or Board.  Third, if the Dispute is not resolved through mediation within ten (10) days of such mediation, the Dispute shall be resolved exclusively by final and binding arbitration held in accordance with the provisions of this Agreement and the American Arbitration Association (“AAA”) National Rules for the Resolution of Employment Disputes then in effect, unless such rules are inconsistent with the provisions of this Agreement.  In connection with such arbitration:

i.

any such arbitration shall be conducted: (A) by a neutral arbitrator appointed by mutual agreement of the parties; or (B) failing such agreement, by a neutral arbitrator appointed in accordance with said AAA rules;

ii.

CNS shall pay the fees and expenses of the arbitrator;

iii.

the parties shall be permitted reasonable discovery in accordance with the provisions of the Minnesota Rules of Civil Procedure, including the production of relevant documents by the other party, the exchange of witness lists, and a limited number of depositions, including depositions of any expert who will testify at the arbitration;

iv.

the summary judgment procedure applicable under Rule 56 of the Minnesota Rules of Civil Procedure shall be available and apply to any arbitration conducted pursuant to this Agreement;

v.

the arbitrator’s award shall include findings of fact and conclusions of law showing the legal and factual bases for the arbitrator’s decision;

vi.

the arbitrator shall have the authority to award to the prevailing party any remedy or relief that a United States District Court or court of the State of Minnesota could order or grant if the dispute had first been brought in that judicial forum, including costs (other than the arbitrator’s fees and expenses) and attorneys’ fees;

vii.

the arbitrator’s award may be entered by any court of competent jurisdiction; and

viii.

unless otherwise agreed by the parties, the place of any arbitration proceeding shall be Minneapolis, Minnesota.

c.

Except as the parties shall agree in writing, upon court order, or as required by law, neither CNS nor Employee will disclose to any third party, except for their counsel, retained experts and other persons directly serving counsel or retained experts, any fact or information in any way pertaining to the process of resolving a Dispute under this paragraph 16, or to the fact of or any term that is part of a resolution or settlement of any Dispute.  This prohibition on disclosure specifically includes, without limitation, any disclosure of an oral statement or of a written document made or provided by either Employee or CNS, or by any of CNS’s or Employee’s representatives, counsel or retained experts, or other persons directly serving any representatives, counsel or retained experts.

17.

Binding Effect.

a.

CNS will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of CNS (as defined in paragraph 8.a.) to expressly assume and agree to perform this Agreement in the same manner and to the same extent that CNS would be required to perform it if no such succession had taken place, in which case, the term “CNS” as used in this Agreement shall instead refer to CNS’ successor; provided, however, that the provisions of paragraph 8.b. shall apply and this Agreement in its entirety shall terminate and be of no further effect at the end of the 24 month period following a Change in Control.  Failure of CNS to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from CNS in the same amount and on the same terms as Employee would be entitled hereunder if Employee terminated Employee’s employment for Good Reason following a Change in Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

b.

This Agreement shall inure to the benefit of and be enforceable by Employee’s personal or legal representatives, successors, heirs, and designated beneficiaries.  If Employee should die while any amount would still be payable to Employee hereunder if Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee’s designated beneficiaries, or, if there is no such designated beneficiary, to Employee’s estate.

18.

Entire Agreement.  From and after the date of this Agreement the terms and provisions of this Agreement constitute the entire agreement between the parties and this Agreement supersedes any previous oral or written communications, representations, or agreements with respect to any subject, including the subject matter of compensation, bonus, participation and profit sharing and termination compensation, including but not limited to, the prior executive employment agreement dated as of February 12, 1999.

19.

Waiver and Interpretation.  The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the breaching party.  No waiver shall be valid unless in writing and signed by the party providing such waiver.  If any provision of this Agreement is held by any court to be unenforceable, then such provision shall be deemed to be eliminated from the Agreement to permit enforceability of the remaining provisions.  If any provision is held to be overbroad, such provision shall be amended to narrow its application to the extent necessary for enforceability.  For purposes of the release agreement which Employee shall be required to execute as a condition of receiving any payments and benefits hereunder, “CNS”, as referred to in this Agreement, shall include CNS and all its affiliates, shareholders, officers, directors, employees, agents, attorneys, insurers and indemnitors.

20.

Applicable Law.  All questions pertaining to the validity, construction, execution and performance of this Agreement shall be construed and governed in accordance with the laws of the State of Minnesota.  The parties consent to the personal jurisdiction of the State of Minnesota, waive any argument that such a forum is not convenient, and agree that any litigation relating to this Agreement shall be venued in Minneapolis, Minnesota.

21.

Tax Withholding.  CNS may withhold from any payment of benefits under this Agreement (and forward to the appropriate taxing authority) any taxes required to be withheld under applicable law.

22.

Notice.  Any notice required or desired to be given under this Agreement shall be deemed given if in writing sent by certified mail to Employee’s residence in the case of Employee, or to its principal office in the case of CNS.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

CNS, INC.

By

/s/  Daniel E. Cohen

Its Chairman

EMPLOYEE

/s/  Marti Morfitt

Marti Morfitt

Exhibit 10.31

EXECUTIVE EMPLOYMENT AGREEMENT

EXHIBIT A

Name:  Marti Morfitt

Position:  President and Chief Executive Officer

Annual Base Salary:  $440,000

Management Incentive Plan Level:

25% at Threshold

50% at Plan

100% at Maximum

RELEASE AGREEMENT

EXHIBIT B

In consideration of the benefits to be afforded to the undersigned under that certain Executive Employment Agreement dated July 20, 2004 between CNS, Inc., a Delaware corporation (“CNS”) and the undersigned (the “Employment Agreement”), the undersigned agrees to do the following things:

1.

The undersigned hereby releases CNS, its past and present affiliates, and its and their past and present officers, directors, agents, shareholders, employees, attorneys, insurers and indemnitors (collectively, the “Releasees”) from any and all claims and causes of action, known or unknown, which the undersigned may have against any and all of them.  Through this release, the undersigned extinguishes all causes of action against the Releasees occurring up to the date on which the undersigned signs this release agreement, including but not limited to any contract, compensation or benefit claims; intentional infliction of emotional distress, defamation or any other tort claims; and all claims arising from any federal, state or municipal law or ordinance, including the Employee Retirement Income Security Act and the Family and Medical Leave Act.  This release extinguishes any potential claims of employment discrimination arising from the undersigned’s employment with and termination of employment with or resignation from CNS, including specifically any claims under the Minnesota Human Rights Act, the Americans With Disabilities Act, Title VII of the Civil Rights Act of 1964, the Older Workers Benefit Protection Act, and the Age Discrimination in Employment Act.  This release does not extinguish any claims: (i) that arise against CNS after the undersigned signs this release agreement; (ii) arising under this release agreement; (iii) to any benefits to which the undersigned is otherwise entitled under any CNS benefit plan as of the date of this release agreement; (iv) related to workers’ compensation; (v) arising under unemployment compensation law; or (vi) to the right to indemnification under CNS bylaws or insurance.  The undersigned certifies that she (a) has not filed any claims, complaints or other actions against any Releasee; and (b) is hereby waiving any right to recover from any Releasee under any lawsuit or charge filed by the undersigned or any federal, state or local agency on the undersigned’s behalf based upon any event occurring up to the date on which the undersigned signs this release agreement.  The undersigned acknowledges that she has been advised by CNS to review her rights and responsibilities under this release agreement with her own lawyer.

The undersigned has 21 days to review and consider this release agreement.  If the undersigned signs this release agreement before 21 days have elapsed from the date on which the undersigned first receives it, then the undersigned will be voluntarily waiving her right to the full 21-day review period.  The undersigned also has the right to rescind this release agreement within 15 calendar days of the date upon which the undersigned signs it.  The undersigned understands that if the undersigned desires to rescind this release agreement, the undersigned must put the rescission in writing and deliver it to Michelle Beuning, CNS, Inc., 7615 Smetana Lane, P.O. Box 39802, Minneapolis, MN

55439-0802 by hand or by mail within 15 calendar days of the date on which the undersigned signs this release agreement.  If the undersigned delivers the rescission by mail, it must be postmarked within 15 calendar days of the date on which the undersigned signs this release agreement and sent by certified mail, return receipt requested.  If the undersigned rescinds this release agreement, all of CNS’s obligations to the undersigned under the Employment Agreement, other than payment of accrued unused paid time off, will immediately cease and CNS will owe the undersigned nothing under the Employment Agreement.

2.

At CNS’s specific request and at mutually convenient times while the undersigned is receiving payments under the Employment Agreement, the undersigned agrees to consult with CNS without additional compensation with respect to a limited amount of transitional CNS business matters.  The undersigned also agrees to cooperate with CNS in any current or future claims or lawsuits involving CNS where the undersigned has knowledge of the underlying facts, and CNS will pay or reimburse the undersigned for any pre-approved travel or similar expenses related to any such litigation and for such other expenses as agreed to by CNS.  In addition, the undersigned agrees that she will not voluntarily aid, assist, or cooperate with any claimants or plaintiffs or their attorneys or agents in any claims or lawsuits commenced in the future against CNS, provided, however, that nothing in this release agreement will be construed to prevent the undersigned from testifying truthfully as required by valid legal or administrative process.

3.

The undersigned agrees that she will continue to speak positively and with respect towards CNS as she has in the past.

4.

The undersigned agrees to maintain the confidentiality of the terms of this release agreement and the terms of the Employment Agreement related hereto, to the extent not publicly disclosed by CNS, and agrees not to disclose such terms to anyone other than her family members, tax and legal advisors or as otherwise required by law.

5.

The undersigned affirms and acknowledges her obligations under paragraphs 9, 10, 11 and 12 of the Employment Agreement.

This release agreement shall not in any way be construed as an admission of liability by CNS or as an admission that CNS has acted wrongfully with respect to the undersigned.  CNS specifically denies and disclaims any such liability or wrongful acts.

The undersigned understands that if she violates any obligation that she has to CNS under this release agreement or the Employment Agreement, all payments and benefits to her hereunder will immediately cease.  In such event, the undersigned’s release of her claims shall remain fully in effect in consideration of the payments and benefits that the undersigned received prior to any such breach.

The undersigned hereby declares that she has entered into this release agreement voluntarily, without coercion, duress, or reliance on any representations by any CNS employee, agent or lawyer.

Acknowledged and agreed to, with declarations confirmed, this _____ day of ___________, 200_.

___________________________________

Marti Morfitt